UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 18, 2010

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Wal-Mart Stores, Inc. is furnishing this Current Report on Form 8-K in order to furnish to the Securities and Exchange Commission a press release (the “Press Release”) that we will issue on February 18, 2010. The Press Release will disclose information regarding our results of operations for the three months ended January 31, 2010 (the “FY2010 Quarter”) and the fiscal year ended January 31, 2010 (“FY2010”) and our financial condition as of January 31, 2010.

The Press Release provides information regarding certain financial measures that may be considered non-GAAP financial measures (each, a “Non-GAAP Measure”) under the rules of the Securities and Exchange Commission. Certain of those Non-GAAP Measures include:

•

Our return on investment (“ROI”) for FY2010 and for the fiscal year ended January 31, 2009 (“FY2009”). We believe the financial measures calculated and presented in accordance with generally accepted accounting principles (each, a “GAAP Measure”) most directly comparable to our ROI for those periods is our return on assets calculated as described in the Press Release (“ROA”) for FY2010 and FY2009, which were 8.9% and 8.4%, respectively. A reconciliation of our ROI for FY2009 to our ROA for FY 2009 is included as Exhibit 99.2 hereto.

•

Financial measures presented on a constant currency basis, which are calculated by translating the results of our International operating segment (“International”) for a fiscal period in the local currencies in which International operates into U.S. dollars using the currency exchange rates used to translate the similar results of International for the prior year comparable period into U.S. dollars to report those prior period results in our consolidated financial statements.

•

Our total U.S. comparable store sales and our Sam’s Club operating segment’s comparable club sales for the thirteen-week periods and fifty-two week periods ended January 29, 2010 and January 30, 2009 calculated excluding the fuel sales of Sam’s Club for such periods.

•

Our adjusted earnings per share from continuing operations attributable to Walmart for FY2009 and our adjusted earnings from continuing operations attributable to Walmart for FY2009 and for the three months ended January 31, 2009 (the “FY2009 Quarter”), as to which the most directly comparable GAAP Measures are our diluted income per share from continuing operations attributable to Walmart for FY2009, which was $3.35 per share, and our income from continuing operations attributable to Walmart for FY2009, which was $13.254 billion, and the FY2009 Quarter, which was $3.792 billion.

The Press Release provides information that reconciles each of these Non-GAAP Measures (other than FY2009 ROI) to the most directly comparable GAAP Measures.

The Press Release discusses the reasons why our management believes the presentation of our ROI and such adjusted earnings per share and adjusted earnings provides useful information to investors regarding our financial condition and results of operations. Our management believes that presentation of the other Non-GAAP Measures discussed above provides useful information to investors regarding our financial condition and results of operations as to the periods for which they are presented for the following reasons:

•

We are required to translate our International segment’s operating results as stated in local currencies into U.S. dollars to report our results of operations in accordance with generally accepted accounting principles. Period over period comparisons of our operating results can be affected by the differences between currency exchange rates in the prior fiscal period to which the comparison is made and the currency exchange rates in the current fiscal period as reflected in our operating results reported in U.S. dollars, making an investor’s assessment of the underlying performance of International and its effect on total company underlying performance for the current fiscal period more difficult. The presentation of the Non-GAAP Measures described above as stated on a constant currency basis permits investors to understand important aspects of International’s underlying performance in the current fiscal period without the effect of any period to period fluctuations in applicable currency exchange rates and how that performance would have affected our results of operations in the current fiscal period and in period over period comparisons had currency exchange rates remained constant since the comparable prior year period.

•

Our total U.S. comparable store sales and comparable club sales excluding the fuel sales at our Sam’s Club operating segment permit investors to understand the effect of such fuel sales on our total U.S. comparable store sales and our comparable club sales for the periods presented.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1—A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

Exhibit 99.2—A copy of the reconciliation of FY2009 ROI to FY2009 ROA is included herewith as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2010

WAL-MART STORES, INC.

By:	/S/ CHARLES M. HOLLEY, JR.
Name:	Charles M. Holley, Jr.
Title:	Executive Vice President, Finance and Treasurer